Exhibit 4.3

FIRST AMENDMENT

TO

NOTE PURCHASE AGREEMENT

Dated as of January 30, 2004

AMONG

QUICKSILVER RESOURCES INC.,

AS COMPANY,

THE GUARANTORS,

BNP PARIBAS,

AS COLLATERAL AGENT,

AND

THE PURCHASERS PARTY HERETO

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “First Amendment”) dated as of January 30, 2004, is among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”); each of the undersigned guarantors (the “Guarantors”, and together with the Company, the “Obligors”); each of the note purchasers that is a signatory hereto (collectively, the “Purchasers”); and BNP PARIBAS, as Collateral Agent for the Purchasers (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

R E C I T A L S

A. The Company, the Collateral Agent and the Purchasers are parties to that certain Note Purchase Agreement dated as of June 27, 2003 (the “Note Purchase Agreement”), pursuant to which the Purchasers have purchased certain $70 million Senior Subordinated Second Lien Notes due 2006 issued the Company.

B. The Company has requested and the Purchasers have agreed to amend certain provisions of Note Purchase Agreement.

C. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Note Purchase Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Note Purchase Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Note Purchase Agreement.

Section 2. Amendments to Note Purchase Agreement.

2.1 Amendments to Schedule B.

(a) The definition of “Agreement” is hereby amended to read as follows:

“Agreement” means this Note Purchase Agreement, as amended by the First Amendment, and as the same may from time to time be amended, modified, supplemented or restated.

(b) The definition of “First Amendment” is hereby added where alphabetically appropriate to read as follows:

“First Amendment” means that certain First Amendment to Note Purchase Agreement dated as of January 30, 2004 among the Company, the Guarantors, the Collateral Agent and the Purchasers.

2.2 Section 9.1(a)-Intercompany Debt. Section 9.1(a)(ii) is hereby amended to read as follows:

(ii) Debt of the Company and its Subsidiaries existing on the date hereof that is reflected in the Initial Financial Statements; and Debt of the Company or any Guarantor owed to the Company or any other Guarantor;

2.3 Section 9.1(d)-Hedging Contracts. Section 9.1(d) is hereby amended to read as follows:

The Company will not, and will not permit any Subsidiary to, be a party to or in any manner be liable on any Hedging Contract other than: (i) interest rate and currency exchange Hedging Contracts with investment grade counterparties which do not have a speculative purpose; (ii) Hedging Contracts with investment grade counterparties entered into for the purpose of protecting the Company against decreases in the prices obtainable for its actual and reasonably anticipated production of oil, gas and natural gas liquids, the notional volumes for which do not exceed, as of the date such Hedging Contract is executed, seventy-five percent (75%) of the aggregate of (A) the Company’s and its Subsidiaries reasonably anticipated production from Proved Developed Producing Reserves plus (B) associated royalty owners’ gas produced from the same wells, and which gas the Company has the authority to market and sell, for each month during the period during which such Hedging Contract is in effect for each of crude oil and natural gas, calculated separately; and (iii) Hedging Contracts entered into with non-investment grade counterparties before the date hereof described in the Disclosure Schedule.

Section 3. Conditions Precedent. The effectiveness of this First Amendment is subject to the receipt by the Collateral Agent of the following documents and satisfaction of the other conditions specified in this Section 3:

3.1 Counterparts of First Amendment. The Collateral Agent shall have received from the Majority Purchasers, the Company and each Guarantor, counterparts (in such number as may be requested by the Collateral Agent) of this First Amendment signed on behalf of such Person.

3.2 No Default. No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

Section 4. Waivers.

The Company has informed the Agent and the Purchasers that the Company intends to make certain loans to MGV Energy Inc. (“MGV”) and that (1) MGV will use the proceeds of such loans to return capital to the Company, for MGV’s working capital and to finance its acquisition, exploration and development of Oil and Gas Properties and related capital assets and (2) that the Company intends to retain all capital returned to it by MGV with the proceeds of such loans and use such proceeds to repay Senior Indebtedness to the extent incurred to make such loans to MGV and that such capital will not be held in trust, segregated or delivered to the Collateral Agent. The Company has further informed the Agent and the Purchasers that these

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intercompany loans and the return of capital may not be permitted by the terms of the Agreement and the other Transaction Documents, specifically the covenants in Section 9.1(a), (g) and (h) of the Agreement and Section 3.2(d) and Section 4.9 of the Pledge Agreement (the “Pledge Agreement”) dated as of June 27, 2003 between the Company, as Pledgor, and the Collateral Agent, as Pledgee, may not permit the Company to retain the returned capital but may require such capital to be received in trust for the benefit of Pledgee, segregated from the Company’s other Property or funds and delivered to Agent Bank, on behalf of itself and Pledgee, or to Pledgee to hold as Pledged Equity. As such, the Company hereby requests that the Agent and the Purchasers waive, and the Agent and the Purchasers hereby waive, any limitations in Sections 9.1(a), (g) and (h) on the making of such intercompany loans to MGV or the return of capital by MGV to the Company, any limitations in Section 3.2(d) and Section 4.9 of the Pledge Agreement on the retention of such returned capital by the Company, and any requirement in Section 3.2(d) and Section 4.9 of the Pledge Agreement that such returned capital be held in trust, segregated, delivered to anyone other than the Company.

The Company acknowledges that the foregoing waiver is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose or period. Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that waivers will be granted in the future, whether or the matters herein stated or on other unrelated matters.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Note Purchase Agreement, as modified by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby, notwithstanding the modifications contained herein; and (c) represents and warrants to the Purchasers that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default has occurred and is continuing.

5.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Note Purchase Agreement and all of the terms and provisions of the Note Purchase Agreement relating to Transaction Documents shall apply hereto.

5.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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5.5 No Oral Agreement. This First Amendment, the Note Purchase Agreement and the other Transaction Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

COMPANY:	QUICKSILVER RESOURCES INC.

	By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President

GUARANTORS:	BEAVER CREEK PIPELINE, L.L.C.

	By:	/s/ Jeff Cook
	Name:	Jeff Cook
	Title:	Manager

CINNABAR ENERGY SERVICES & TRADING, LLC

	By:	/s/ Bill Lamkin
	Name:	Bill Lamkin
	Title:	Vice-President

TERRA ENERGY LTD.

	By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President

MERCURY MICHIGAN, INC.

	By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President

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GTG PIPELINE CORPORATION

By:	/s/ Glenn Darden
Name:	Glenn Darden
Title:	President

MGV ENERGY, INC.

By:	/s/ George W. Voneiff
Name:	George Voneiff
Title:	President

ENERGY ACQUISITION OPERATING CORPORATION

By:	/s/ Glenn Darden
Name:	Glenn Darden
Title:	President

KRISTEN CORPORATION

By:	/s/ Glenn Darden
Name:	Glenn Darden
Title:	President

TERRA PIPELINE COMPANY

By:	/s/ Glenn Darden
Name:	Glenn Darden
Title:	President

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COLLATERAL AGENT:	BNP PARIBAS, as a Purchaser and as Collateral Agent

	By:	/s/ Brian Malone
	Name:	Brian M. Malone
	Title:	Managing Director

	By:	/s/ Gabe Ellisor
	Name:	Gabe Ellisor
	Title:	Vice President

PURCHASERS:	FORTIS CAPITAL CORP.

	By:	/s/ Christopher S. Parada
	Name:	Christopher S. Parada
	Title:	Vice President

	By:	/s/ Darrell Holley
	Name:	Darrell W. Holley
	Title:	Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By:	/s/ Brian N. Thomas
	Name:	Brian N. Thomas
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND plc

	By:	/s/ P. R. Ballard
	Name:	P. R. Ballard
	Title:	Senior Vice President

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